Exhibit 10.13

AMENDMENT NO. 4 and WAIVER
to
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 13, 2020, by and among XCEL BRANDS, INC., a Delaware corporation (“Initial Borrower”), each other signatory hereto that is a Credit Party under the Loan Agreement (as hereinafter defined), BANK HAPOALIM B.M., as a Lender (“BHI”), and BHI as collateral and administrative agent for Lenders (in such capacity “Agent”).

BACKGROUND

Initial Borrower, IM Brands, LLC (“IM Brands”), JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing, LLC, Xcel Design Group, LLC, Judith Ripka Fine Jewelry, LLC, H Heritage Licensing, LLC and Xcel-CT MFG, LLC (other than Initial Borrower, collectively, “Guarantors”), Lenders and Agent are parties to a Second Amended and Restated Loan and Security Agreement dated as of February 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders made term loans to Initial Borrower secured by a Lien on substantially all of the assets of Initial Borrower.  Guarantors have guaranteed the payment and performance of Initial Borrower’s obligations to Lenders and Agent under the Loan Agreement which guarantee obligations are secured by a Lien on substantially all of the assets of Guarantors.

Initial Borrower has requested that Lenders waive compliance with certain financial covenants, waive the requirement for the payment due on March 31, 2020 on Term Loan A and make certain amendments to the Loan Agreement.  Lenders and Agent have agreed to provide such waivers and amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the financial accommodations provided to Initial Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Waiver.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Lenders hereby (a) waive the Events of Default arising solely from the failure to maintain the Fixed Charge Coverage Ratio and Leverage Ratio for the Fiscal Quarter ending December 31, 2019 and (b) waives the requirement for the payment due on March 31, 2020 on Term Loan A in the amount of $1,250,000.

3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, the Loan Agreement is amended as follows:
(a) Section 1.1 (Definitions) is amended as follows:
(i) The following defined therein are amended to provide as follows:

“Excess Cash Flow” means (without duplication), for any fiscal period, Cash Flow from Operations before any distributions permitted pursuant to Section 9(h)(iii) for such period less (a) Capital Expenditures not made through the incurrence of Indebtedness less (b) all cash principal (including Indebtedness owed to Lenders) paid or payable during such period less (c) all Pass Thru Distributions made during such period less (d) the proceeds (or forgiveness) from SBA PPP Loans but only to the extent such proceeds (or forgiveness) are included in Cash Flow from Operations in accordance with GAAP.

“Fixed Charges” means for any period, as respects any Person, the sum of (a) the cash interest expense on Indebtedness (other than the SBA PPP Loans) of such Person for such period, (b) the principal amount of total Indebtedness (other than the SBA PPP Loans) of such Person having a scheduled due date during such period other than any such amounts payable in Equity Interests, (c) unfinanced Capital Expenditures, (d) all federal, state, local and foreign taxes paid during such period, (e) all other cash distributions or dividends made by such Person and (e) the net amounts paid for redemptions of Equity Interests after giving effect to tax benefits.

“Leverage Ratio” means at the date of determination thereof, the ratio of (a) Indebtedness excluding the JR Indebtedness and the SBA PPP Loans to (b) EBITDA for the twelve month period then ended.

“Restricted Payment” means:  (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Credit Party’s Equity Interests; (b) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of any subordination or other agreement made in favor of Lenders; (c) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Equity Interests or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; or (d) any payment, loan, contribution, or other transfer of funds or other property to any Equity Interests Holder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Agent or any Lender shall constitute a Restricted Payment; provided that any payments of the principal amount of, and regularly scheduled interest accrued on the SBA PPP Loans at a per annum rate not to exceed 1.00%, to the extent such payments are not deferred or forgiven, shall not be Restricted Payments.

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(ii) The following defined terms are inserted in the appropriate alphabetical order:

“$750,000 Prepayment” means the prepayment by Borrowers of the Term Loan in the principal amount up to $750,000 on or prior to December 31, 2020.

 “SBA Paycheck Protection Loan Program” the Small Business Administration’s Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act, as the same may be amended, supplemented or modified from time to time.

“SBA PPP Loans” means unsecured Indebtedness incurred by Borrower under the SBA Paycheck Protection Loan Program.

(b) Section 3.6 is amended in its entirety to provide as follows:

“3.6Voluntary Prepayments. Borrowing Representative shall have the right, at any time upon thirty (30) day’s prior written notice to Agent to (a) terminate voluntarily Borrowers’ right to receive or benefit from, and Revolving Lenders’ obligation to make and to incur, Revolving Loans and Letter of Credit Obligations, (b) repay all outstanding Revolving Loans, Letter of Credit Obligations and accrued and unpaid interest thereon or (c) cause Borrowers to prepay all or a portion of the Term Loans or Incremental Term Loans, provided that any prepayment of less than all of the outstanding balance of the Term Loans or Incremental Term Loans shall be applied to the remaining installments of the Term Loans or Incremental Term Loan pro rata in the inverse order of their maturity.  If any Term Loan or any Incremental Term Loan is prepaid on or prior to the third anniversary of the Effective Date (including as a result of the occurrence of an Event of Default), Borrowers shall pay to such Lenders the applicable Early Termination Fee.  Each Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lenders’ actual damages from early repayment of any Term Loan or Incremental Term Loan, (ii) the Early Termination Fee is intended to be fair and reasonable approximations of such damages, and (iii) the Early Termination Fee is not intended to be a penalty.  Notwithstanding the foregoing, in the event that Borrowers make the $750,000 Prepayment, such prepayment shall be applied to installment of the Term Loan due and payable on April 30, 2021 and no Early Termination Fee shall be due and payable in connection therewith.”

(c) Section 3.7(a) is amended in its entirety to provide as follows:

“(a)If for any Fiscal Quarter, commencing with Fiscal Quarter ending on March 31, 2021, there shall be Excess Cash Flow for such Fiscal Quarter, then Borrowers shall pay to Agent for the benefit of Lenders holding a portion of the Term Loans an amount equal to fifty percent (50%) of such Excess Cash Flow until the aggregate amount paid for all such Fiscal Quarters equals $2,000,000 (the “$2,000,000 Amount”).  If for any Fiscal Year commencing with the Fiscal Year Borrowers paid to Agent the entire , $2,000,000 Amount, there shall be Excess

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Cash Flow for such Fiscal Year, then Borrowers shall pay to Agent for the benefit of such Lenders an amount equal to ten percent (10%) of Excess Cash Flow at the end of each Fiscal Year (collectively with the $2,000,000 Amount, the “Cash Flow Recapture Requirement”).     The Cash Flow Recapture Requirement for any such Fiscal Quarter or Fiscal Year, as applicable, shall be received by Agent no later than the date that is seven (7) days after the delivery of the Financial Statements for such Fiscal Quarter or Fiscal Year, as applicable, required pursuant to Section 8.1 and, in the event that the Cash Flow Recapture Requirement paid to the Agent for all Fiscal Quarters commencing with the Fiscal Quarter ending on March 31, 2021 and ending with the Fiscal Quarter ending on March 31, 2022 is less than the $2,000,000 Amount, then Borrower shall pay to Agent the shortfall no later than the date that is seven (7) days after the delivery of the Financial Statements for the Fiscal Quarter ending on March 31, 2022 required pursuant to Section 8.1.  The Cash Flow Recapture requirement shall be applied to the principal amount of the Term Loan B first in the reverse order of maturity, then to the principal amount of Term Loan A in the reverse order of maturity and after the Term Loans have been paid in full, to the outstanding principal balance of the Incremental Term Loans pro rata with any balance going to pay the outstanding principal balance of the Revolving Loan.  Borrowers shall not be required to pay an Early Termination Fee on any amount repaid due to the Cash Flow Recapture Requirement.  To the extent applicable, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment of a LIBOR Rate Loan or a Fixed Rate Loan, Borrowers shall pay any amounts due and payable pursuant to Section 3.12.”

(d) Section 8.3 is amended in its entirety to provide as follows:

“8.3Other Reports and Information.  Each Credit Party shall advise Agent promptly, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; (c) the occurrence of any Default, Event of Default or other event which has had or could reasonably be expected to have a Material Adverse Effect; and (d) any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any amendment to or modification of a Material Contract, in each case which affect in a material respect the amount payable to a Credit Party thereunder or could otherwise reasonably be expected to have a Material Adverse Effect, or the execution of any new Material Contract by any Credit Party. Each Credit Party shall, upon request of Agent, furnish to Agent such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Credit Party or the Collateral as Agent may request, all in reasonable detail. Borrowers shall promptly (and in any event within two (2) Business Days or such longer period as the Lender may agree) provide Agent with (a) notice of (i) Borrowers’ receipt of proceeds of any SBA PPP Loan and (ii) the forgiveness of any portion of any SBA

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PPP Loan, (b) the final executed agreements governing the terms of any SBA PPP Loan and (c) any other documents or information related to the SBA PPP Loans reasonably requested by Agent.”

(e) Section 9(b) is amended to provide as follows:

“(b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except:  (i) the Obligations, (ii) Indebtedness existing as of the Effective Date set forth on Disclosure Schedule 9(b), and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof and any shortening of the maturity of any principal amount thereof) except that any Credit Party may amend Disclosure Schedule 9(b) to (A) modify the manner, calculations or mechanics by which amounts thereunder are payable in Equity Interests of Initial Borrower and (B) extend the maturity of all or any portion of the Indebtedness evidenced thereby; (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Effective Date in an aggregate outstanding amount for Credit Parties not exceeding the $750,000;  (vii) unsecured indebtedness (other than the SBA PPP Loans) not to exceed $500,000 in the aggregate at any time outstanding; (viii) indebtedness under Rate Contracts entered in the ordinary course of business in order to mitigate interest rate, currency or similar risks and not for speculative purposes with respect to the Term Loans; and (ix) SBA PPP Loans provided that Borrowers shall use commercially reasonable efforts to (a) comply with all requirements to ensure the SBA PPP Loans are forgiven to the maximum extent permitted by the SBA Paycheck Protection Loan Program and (b) cause all payments of principal and interest in respect of the SBA PPP Loans to be deferred to the maximum extent permitted by the SBA Paycheck Protection Loan Program.”

(f) Exhibit B-1 (Form of Term Loan Note A) is replaced with Exhibit A to this Amendment.
(g) Exhibit B-2 (Form of Term Loan Note B) is replaced with Exhibit B-2 to this Amendment.
(h) Schedule II (Financial Covenants) is replaced with Schedule II attached to this Amendment.

4. Conditions of Effectiveness.  This Amendment shall become effective upon (a) Agent’s receipt of this Amendment duly executed by each Credit Party and each Lender and (b) Agent’s receipt of Term Loan Note A and Term Loan Note B in the form attached to this Amendment duly executed by each Borrower.

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5. Representations and Warranties. Each Credit Party hereby represents and warrants as follows:

(a) This Amendment constitutes the legal, valid and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or limiting the right of specific performance.

(b) Upon the effectiveness of this Amendment, all representations and warranties of such Credit Party contained in the Loan Documents to which it is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are expressly made only as of a previous date.

(c) No Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.
(d) No Credit Party has any defense, counterclaim or offset with respect to any of the Loan Documents.
6. Effect on the Loan Documents.
(a) Except as specifically set forth herein, the Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed by each Credit Party a party thereto.

(b) Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender nor constitute a waiver of any provision of any Loan Document.

7. Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

XCEL BRANDS, INC.

By:/s/ James Haran
Name: James Haran
Title: CFO

IM BRANDS, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

JR LICENSING, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

H LICENSING, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

C WONDER LICENSING, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

XCEL DESIGN GROUP, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

JUDITH RIPKA FINE JEWELRY, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

H HERITAGE LICENSING, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

XCEL-CT MFG, LLC

By:XCEL BRANDS, INC.,
Its Manager

By:/s/ James Haran
Name: James Haran
Title: CFO

BANK HAPOALIM B.M., a Lender and as Agent

By:/s/ Louis Barone
Name: Louis Barone
Title: Senior Vice President

By:/s/ Marline Alexander
Name: Marline Alexander
Title: Senior Vice President

EXHIBIT B-1

AMENDED AND RESTATED
TERM LOAN NOTE A

$7,250,000April 13, 2020

This Amended and Restated Term Loan Note A (this “Note”) is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Loan and Security Agreement dated as of February 11, 2019 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among BANK HAPOALIM B.M. (“Lender”), XCEL BRANDS, INC. (“Initial Borrower” and together with each Person who hereafter becomes a Borrower, collectively “Borrowers”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders and BANK HAPOALIM B.M., as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Agent located at 1120 Avenue of the Americas, New York, New York 10036 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i) the principal sum of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, in quarterly installments commencing on June 30, 2019 and on each March 31, June 30, September 30 and December 31 thereafter in the amounts set forth below for the corresponding period, with the entire unpaid balance due and payable on the Term Loan Maturity Date:

Period	Amount
June 30, 2019 – December 31, 2019	$1,000,000
June 30, 2020 – December 31, 2020	$750,000
March 31, 2021	$1,125,000
April 30, 2021	$750,000
June 30, 2021	$125,000

and

(i) interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate set forth in the Loan Agreement commencing on March 31, 2019 and on each March 31, June 30, September 30 and December 31 thereafter and upon payment in full of the principal amount of this Note.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate.  In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Term Loan Note A referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

Payments received by Lender shall be applied against principal and interest as provided for in the Loan Agreement.  This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

This Note amends and restates and is given in partial substitution for but not in satisfaction of the Amended and Restated Term Loan Note A dated February 11, 2019 executed by Borrower in favor of Lender, in the original principal amount of $7,250,000.

Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:/s/ James Haran
Name: James Haran
Title: CFO

EXHIBIT B-2

AMENDED AND RESTATED
TERM LOAN NOTE B

$14,750,000April 13, 2020

This Amended and Restated Term Loan Note B (this “Note”) is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Loan and Security Agreement dated as of February 11, 2019 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among BANK HAPOALIM B.M. (“Lender”), XCEL BRANDS, INC. (“Initial Borrower” and together with each Person who hereafter becomes a Borrower, collectively “Borrowers”), and any other Credit Party executing or becoming a party to the Loan Agreement, the financial institutions party thereto as Lenders and BANK HAPOALIM B.M., as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at the offices of Agent located at 1120 Avenue of the Americas, New York, New York 10036 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(i) the principal sum of Fourteen Million Seven Hundred Fifty Thousand Dollars ($14,750,000), payable, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof, in quarterly installments commencing on June 30, 2021 and on each March 31, June 30, September 30 and December 31 thereafter in the amounts set forth below for the corresponding period, with the entire unpaid balance due and payable on the Term Loan Maturity Date:

Period	Amount
June 30, 2021	$1,000,000
September 30, 2021 – December 31, 2022	$1,125,000
March 31, 2023 – December 31, 2023	$1,250,000

and

(i) interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate set forth in the Loan Agreement commencing on March 31, 2019 and on each March 31, June 30, September 30 and December 31 thereafter and upon payment in full of the principal amount of this Note.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate.  In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Term Loan Note B referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled

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to the benefits of the Loan Agreement and the other Loan Documents, and is subject to all of the agreements, terms and conditions therein contained.

Payments received by Lender shall be applied against principal and interest as provided for in the Loan Agreement.  This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the other Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

This Note amends and restates and is given in partial substitution for but not in satisfaction of the Amended and Restated Term Loan Note B dated February 11, 2019 executed by Borrower in favor of Lender, in the original principal amount of $14,750,000.

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Borrower agrees to pay to Agent all fees and expenses described in the Loan Agreement and the other Loan Documents.

XCEL BRANDS, INC.

By:/s/ James Haran
Name: James Haran
Title: CFO

18858918.12 220846-10005

SCHEDULE II

FINANCIAL COVENANTS

1. Minimum Net Worth. Net Worth of Initial Borrower and the Included Subsidiaries on a consolidated basis shall not be less than $90,000,000 at the end of each Fiscal Quarter.

2. Minimum Liquid Assets.  Liquid Assets of Initial Borrower and the Included Subsidiaries on a consolidated basis shall not be less than the amount set forth below at all times during the applicable Fiscal Quarter:

Fiscal Quarter End	Minimum Liquid Assets
December 31, 2019	$4,000,000

March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020	$3,250,000 prior to the receipt of the proceeds by Borrower of the SBA PPP Loans and $4,000,000 after receipt of the proceeds by Borrower of the SBA PPP Loans

Each Fiscal Quarter after December 31, 2020	$5,000,000

3. Fixed Charge Coverage Ratio.  The Fixed Charge Ratio of Initial Borrower and the Included Subsidiaries on a consolidated basis for the twelve Fiscal Month period ending at the end of each Fiscal Quarter set forth below shall not be less than the ratio set forth below for such Fiscal Quarter below:

Fiscal Quarter	Fixed Charge Coverage Ratio
September 30, 2020	1.00 to 1.00

December 31, 2020 and each Fiscal Quarter thereafter	1.10 to 1.00

4. Capital Expenditures.  Capital Expenditures of Initial Borrower and the Included Subsidiaries on a consolidated basis in any Fiscal Year shall not exceed the amount set forth below for such Fiscal Year:

Fiscal Year End	Capital Expenditures
December 31, 2019	$700,000
December 31, 2020	$1,600,000
All other times	$700,000

5. Maximum Leverage Ratio.  The Leverage Ratio of Initial Borrower and the Included Subsidiaries on a consolidated basis for the twelve Fiscal Month period ending at the end of each Fiscal Quarter shall not exceed the ratio below for such Fiscal Quarter:

Fiscal Quarter	Maximum Leverage Ratio
June 30, 2020	4.25 to 1.00
September 30, 2020	3.50 to 1.00
December 31, 2020	2.75 to 1.00
March 31, 2021, June 30, 2021, September 30, 2021	1.70 to 1.00
December 31, 2021 and each Fiscal Quarter end thereafter	1.50 to 1.00

6. Minimum EBITDA.  The EBITDA of Initial Borrower and the Included Subsidiaries on a consolidated basis for the twelve Fiscal Month period ending at the end of each Fiscal Quarter shall be at least the amount set forth below for such Fiscal Quarter:

Fiscal Quarter End	Minimum EBITDA
December 31, 2019	$6,800,000
March 31, 2020	$5,000,000
June 30, 2020	$4,800,000